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                                                                EXHIBIT 99.1




HCA                                                                   NEWS
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                                                          FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                              MEDIA CONTACT:
Mark Kimbrough                                                 Jeff Prescott
615-344-2688                                                   615-344-5708

                    HCA PREVIEWS FOURTH QUARTER 2005 RESULTS

NASHVILLE, TENN., JANUARY 13, 2006 - HCA (NYSE: HCA) announced today it expects its financial results for the quarter and year ended December 31, 2005 to approximate $0.72 to $0.76 per diluted share and $3.17 to $3.21 per diluted share, respectively. On October 25, 2005, the Company issued guidance of $3.10 to $3.20 per diluted share for the full year 2005. In 2004, HCA reported diluted earnings per share of $0.70 for the fourth quarter and $2.58 for the full year.

Financial results for the fourth quarter of 2005 include a pretax gain on the sale of facilities of $49 million, or $0.04 per diluted share (October 25, 2005 guidance assumed a gain of approximately $0.05 per diluted share) and a reduction in the Company's estimated professional liability insurance reserves of $47 million, or $0.07 per diluted share (October 25, 2005 guidance assumed a benefit of approximately $0.03 per diluted share).

During the fourth quarter of 2005, the Company also incurred additional expenses of approximately $27 million, or $0.04 per diluted share, associated with non-insured costs related to its facilities that were affected by hurricanes. These costs (which were not reflected in our October 25, 2005 guidance) include an increase in the reserve for doubtful accounts of $7 million for uninsured patient accounts receivable related to our New Orleans market facilities.

The Company expects to report revenues of $6.2 billion for the fourth quarter and $24.5 billion for the year ended December 31, 2005, compared to $5.9 billion and $23.5 billion, respectively, in the same periods of 2004. Same facility revenues increased approximately 4.8 percent and same facility revenue per equivalent admission increased 4.1 percent for the fourth quarter of 2005 (8.1 percent when adjusted for uninsured discounts), compared to the prior year's fourth quarter. The Company initiated a discount program for the uninsured which became effective January 1, 2005.

The provision for doubtful accounts for the fourth quarter of 2005 is expected to approximate $625 million, or 10.1 percent of revenues, compared to $626 million, or 10.5 percent of revenues in the fourth quarter of 2004. The Company's provision for doubtful accounts, adjusted to add $235 million of uninsured discounts to both the provision for doubtful accounts and revenues, totaled approximately $860 million, or 13.4 percent of revenues, in the fourth quarter of 2005. Charity care and discounts provided to the uninsured in the fourth quarter of 2005 were $281 million and $235 million, respectively, compared to charity care of $248 million in the prior year's fourth quarter. Same facility uninsured admissions increased by approximately 2,900 admissions, or approximately 15 percent, in the fourth quarter of 2005, compared to the fourth quarter of 2004.


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Preliminary volume statistics indicate that same facility equivalent admissions increased 0.7 percent in the fourth quarter of 2005, while same facility admissions increased 0.3 percent. For the full year, same facility equivalent admissions increased 1.4 percent, while same facility admissions grew approximately 0.1 percent.

The Company repurchased 36.7 million shares of its common stock, at a total cost of approximately $1.849 billion, during the fourth quarter of 2005. Common shares outstanding at December 31, 2005 were 417.5 million, compared to 422.6 million at the end of 2004. Shares used for computing diluted earnings per share approximated 440.7 million in the fourth quarter of 2005, compared to 458.5 million in the fourth quarter of 2004.

The Company's effective tax rate for the fourth quarter of 2005 approximated
36.2 percent, compared to 33.1 percent in the fourth quarter of 2004.

Today, the Company reiterated its prior earnings guidance for 2006 in a range of $3.25 to $3.45 per diluted share. The following items are included in the Company's 2006 earnings guidance:

     - An estimated $0.10 to $0.11 per diluted share benefit from the $1.44 billion repurchase of 28.7 million shares completed in November 2005 through its modified "Dutch" auction tender offer.

     - Additional compensation costs of approximately $45 million, or $0.07 per diluted share, due to the implementation on January 1, 2006, of FASB Statement No. 123(R), "Share-Based Payment".

     - Anticipated completion of the sale of 5 hospitals to LifePoint Hospitals, Inc. for a gain of approximately $105 million pretax, or $0.15 per diluted share, during the first quarter of 2006.

     - Revenue increase of approximately 6 to 7 percent on a same facility basis.

     - Continuing increases in uninsured admissions, resulting in increases in the Company's provision for doubtful accounts.

Numerous other factors, many of which are beyond the ability of the Company to control or predict, will determine the Company's actual results in 2006. Management believes the most significant of such factors are hospital inpatient and outpatient volumes, levels of uninsured patients receiving services at the Company's facilities, the ability to collect uninsured accounts and deductibles and co-pay amounts for insured accounts, and the potential adverse impact from hurricanes or other disasters.

HCA plans to report final results for its fourth quarter and full year 2005 on February 1, 2006 and will hold a conference call and web-cast to discuss the fourth quarter and full year 2005 results.


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              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely




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with respect to historical fact, including our guidance for future periods and our estimated results of operations for the quarter and year ended December 31, 2005, which are subject to finalization and contingencies associated with the Company's year-end financial and accounting procedures. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the increased leverage resulting from the financing of the Company's modified "Dutch" auction tender offer, (ii) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (iii) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (iv) the highly competitive nature of the health care business, (v) the continuing impact of hurricanes on the Company's facilities and the ability to obtain recoveries under the Company's insurance policies, (vi) the efforts of insurers, health care providers and others to contain health care costs, (vii) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers, (viii) the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the SEC, (ix) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (x) potential liabilities and other claims that may be asserted against the Company, (xi) fluctuations in the market value of the Company's common stock, (xii) the impact of the Company's charity care and uninsured discounting policy changes, (xiii) changes in accounting practices, (xiv) changes in general economic conditions, (xv) future divestitures which may result in charges, (xvi) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xvii) the availability and terms of capital to fund the expansion of the Company's business, (xviii) changes in business strategy or development plans,
(xix) delays in receiving payments for services provided, (xx) the possible enactment of federal or state health care reform, (xxi) the outcome of pending and any future tax audits, appeals and litigation associated with the Company's tax positions, (xxii) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xxiii) changes in federal, state or local regulations affecting the health care industry, (xxiv) the ability of the Company to successfully consummate the hospital divestitures to LifePoint Hospitals Inc. on a timely basis and in accordance with the definitive agreement entered into in connection therewith,
(xxv) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, (xxvi) the outcome of certain class action and derivative litigation filed with respect to the Company, and (xxvii) other risk factors detailed in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.




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